Exhibit 99.1
For Immediate Release -- Monday, July 28, 2008
Farmers National Bank Welcomes New Chief Operating Officer
Hiring signals Farmers’ aggressive growth plans
Contact: John S. Gulas, COO, Farmers National Bank (330) 533-3341 jgulas@fnbcanfield.com
Frank L. Paden, President & CEO, Farmers National Bank (330) 533-3341 fpaden@fnbcanfield.com
Farmers National Bank President and CEO Frank L. Paden joins the bank’s Board of Directors in welcoming John S. Gulas to the post of Chief Operating Officer. The hiring is part of the executive team’s and the board’s plan for future growth.
Gulas is an Austintown native who graduated from both Austintown Fitch High School and YSU before receiving his Juris Doctorate from the University of Toledo College of Law. He brings to Farmers National Bank 25 years of bank management experience, including leadership roles at Sky Trust, UMB, Wachovia and Dollar Savings & Trust. Gulas’s career path has taken him from Youngstown and Cleveland, to Kansas City and Atlanta before returning to Northeast Ohio with his wife of twenty years Chesney Zellers Gulas formerly of Salem, Ohio and two daughters Chesney A. and Madeleine.
Gulas is enthusiastic about his return to the Mahoning Valley because he believes the region is headed for an economic upturn with the potential for significant job growth. Farmers National Bank has been a thriving institution, which successfully avoided the mortgage crisis implosion many other banks suffered. As Gulas watches current local economic trends, he believes Farmers has an opportunity to significantly increase its current share of the market. He is now involved in an aggressive campaign to utilize his management and leadership experience to build strategies to meet the bank’s goals for growth and expansion.
President and CEO of Farmers, Frank L. Paden, says “We look forward to expanding our business in the Mahoning Valley and I am happy to have John Gulas here to add his experience to the Farmers executive management team as we move into some new strategic initiatives for the long term growth of our Bank. We intend to remain an independent community bank by continuing to grow our business in the Valley. We are also looking to introduce some exciting new services and lines of business to assist us with that growth.”
Of his return to the Mahoning Valley, John Gulas says “I am pleased to have the opportunity to work in and give back to the community that has given me so much. We hear so much about talented, hard working people moving from our valley, Farmers National Bank has consistently invested back into the community and I hope Farmers National Bank can be a force in keeping entrepreneurs in the Mahoning Valley and convincing those who left to move back to our area.”
Farmers National Bank is headquartered in Canfield, Ohio, and currently maintains 16 branch locations throughout Trumbull, Mahoning and Columbiana Counties. The bank has assets of approximately $825 million. Farmers recently celebrated its 120th anniversary.
Journalists wishing additional assistance in reporting on this story may contact Vince Bevacqua, V.P. - Media & Public Relations, The Prodigal Media Company. (330) 559-9123 vbevacqua@prodigalmedia.com
Certain statements in this announcement that relate to Farmers National Banc Corp.'s plans, objectives, or future performance may be deemed to be forward-looking statements with the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Registrant. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
The Registrant undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.